Exhibit 99.1
News Release

For more information contact:

Media Relations: Stacy Davidson Chief Communications and Marketing Officer Fiserv, Inc. stacy.davidson@fiserv.com	Investor Relations: Walter Pritchard Senior Vice President, Investor Relations Fiserv, Inc. walter.pritchard@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2026 Results
GAAP revenue decreased 3% year to date and 4% in the quarter;
GAAP EPS decreased 33% year to date and 37% in the quarter;
Adjusted revenue decreased 3% year to date and 4% in the quarter;
Adjusted EPS decreased 21% year to date and 26% in the quarter;
Company updates 2026 organic revenue and adjusted EPS outlook

MILWAUKEE, August 6, 2026 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the second quarter of 2026.
Second Quarter 2026 GAAP Results
GAAP revenue for the company was $5.29 billion in the second quarter of 2026, a decrease of 4% compared to the second quarter of 2025. GAAP revenue decreased 1% in the Merchant Solutions segment and 8% in the Financial Solutions segment in the second quarter of 2026 compared to the prior year period. GAAP revenue for the company was $10.32 billion in the first six months of 2026, a decrease of 3% compared to the first six months of 2025. GAAP revenue decreased 1% in the Merchant Solutions segment and 6% in the Financial Solutions segment in the first six months of 2026 compared to the prior year period. GAAP earnings per share was $1.17 in the second quarter and $2.24 in the first six months of 2026, a decrease of 37% and 33% compared to the prior year periods. The second quarter and first six months of 2026 included transformation related expenses associated with the company’s One Fiserv action plan.
GAAP operating margin was 19.2% and 18.7% in the second quarter and first six months of 2026 compared to 30.7% and 29.0% in the second quarter and first six months of 2025. GAAP operating margin in the Merchant Solutions segment was 30.0% and 28.3% in the second quarter and first six months of 2026 compared to 34.6% and 34.4% in the prior year periods. GAAP operating margin in the Financial Solutions segment was 38.7% and 38.4% in the second quarter and first six months of 2026 compared to 48.7% and 48.1% in the prior year periods. Net cash provided by operating activities was $2.08 billion in the first six months of 2026 compared to $2.31 billion in the first six months of 2025.

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“Our business continues to be supported by volume growth and strong positions in attractive markets,” said Takis Georgakopoulos, Chief Executive Officer of Fiserv. “Our recurring revenue base is durable, client demand for our strategic platforms remains strong, and we are improving execution, enhancing our technology and are committed to long-term shareholder value.”

Second Quarter 2026 Non-GAAP Results and Additional Information
•Adjusted revenue was $4.96 billion in the second quarter and $9.64 billion in the first six months of 2026, a decrease of 4% and 3% compared to the prior year periods.
•Organic revenue decreased 5% in the second quarter of 2026, with a 1% decline in the Merchant Solutions segment and an 8% decline in the Financial Solutions segment.
•Organic revenue decreased 4% in the first six months of 2026, with a 1% decline in the Merchant Solutions segment and a 7% decline in the Financial Solutions segment.
•Adjusted earnings per share was $1.84 in the second quarter and $3.63 in the first six months of 2026, a decrease of 26% and 21% compared to the prior year periods.
•Adjusted operating margin was 31.8% and 30.8% in the second quarter and first six months of 2026 compared to 39.6% and 38.7% in the second quarter and first six months of 2025.
•Adjusted operating margin was 30.0% and 34.6% in the Merchant Solutions segment and 38.7% and 48.7% in the Financial Solutions segment in the second quarter of 2026 and 2025.
•Adjusted operating margin was 28.3% and 34.4% in the Merchant Solutions segment and 38.4% and 48.1% in the Financial Solutions segment in the first six months of 2026 and 2025.
•Free cash flow was $1.36 billion in the first six months of 2026 compared to $1.54 billion in the prior year period.
•The company repurchased 1.7 million shares of common stock for $100 million in the second quarter and 5.0 million shares of common stock for $300 million in the first six months of 2026.
•The company completed a public offering of 1.0 billion Euros of 4-year and 8-year senior notes with a weighted average coupon rate of 4.0%.
•The company retired a portion of its outstanding senior notes due March 2027 and July 2049 through a cash tender offer and open market repurchase during June and July, with $1.41 billion aggregate principal amount accepted for purchase, for total consideration of $1.23 billion paid to holders.
•In August, the company completed the formation of its previously announced joint venture, MoneyPass Group, encompassing its MoneyPass Network, ATM Managed Services and Cash Intelligence businesses, of which it will maintain a minority ownership interest.
Outlook for 2026
Fiserv now expects organic revenue outlook for 2026 of (1%) to 0% and adjusted earnings per share outlook of $7.20 to $7.40.

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“Growth in overall volumes, transactions and accounts, coupled with recurring revenue growth, highlight the underlying performance of our business in the second quarter,” said Paul Todd, Chief Financial Officer of Fiserv. “While we are adjusting our 2026 outlook, we are reiterating our expected medium-term growth rates.”

Earnings Conference Call
The company will discuss its second quarter 2026 results in a live webcast at 7 a.m. CT on Thursday, August 6, 2026. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV), a Fortune 500™ company, is a global leader uniting commerce and finance. At the intersection of banking and commerce, the company powers sustained growth and innovation at scale for financial institutions and businesses worldwide across payments, account processing, digital banking, merchant acquiring, network services, e-commerce, and Clover®, the all-in-one business management platform. Fiserv is a member of the S&P 500® Index and one of FORTUNE® America’s Most Innovative Companies. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “change in adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “change in organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “change in adjusted earnings per share,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity, and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 16 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; certain transformation related expenses associated with the

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company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets or investments; net gains associated with early debt extinguishments; and certain discrete tax items. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue is a useful measure because it presents revenue on a more comparable basis by excluding the effects of foreign currency fluctuations, acquisitions, dispositions and the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth and adjusted earnings per share and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the company’s ability to successfully implement and achieve the expected benefits associated with its One Fiserv

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action plan; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the company’s ability to use artificial intelligence to improve its products and services and enhance its operations; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Processing and services	$4,292	$4,304	$8,362	$8,349
Product	1,000	1,212	1,957	2,297
Total revenue	5,292	5,516	10,319	10,646

Expenses
Cost of processing and services	1,706	1,412	3,316	2,801
Cost of product	689	694	1,386	1,378
Selling, general and administrative	1,888	1,711	3,773	3,393
Net (gain) loss on sale of assets	(6)	3	(89)	(17)
Total expenses	4,277	3,820	8,386	7,555

Operating income	1,015	1,696	1,933	3,091
Interest expense, net	(370)	(365)	(717)	(696)
Gain on early debt extinguishment	154	—	154	—
Other expense, net	(24)	(39)	(2)	(57)

Income before income taxes and income (loss) from investments in unconsolidated affiliates	775	1,292	1,368	2,338
Income tax provision	(156)	(246)	(180)	(436)
Income (loss) from investments in unconsolidated affiliates	11	(16)	15	(24)

Net income	630	1,030	1,203	1,878
Less: net income attributable to noncontrolling interests	3	4	5	1

Net income attributable to Fiserv	$627	$1,026	$1,198	$1,877

GAAP earnings per share attributable to Fiserv — diluted	$1.17	$1.86	$2.24	$3.36

Diluted shares used in computing earnings per share attributable to Fiserv	533.7	552.7	534.5	558.7

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP net income attributable to Fiserv	$627	$1,026	$1,198	$1,877
Adjustments:
Merger and integration costs [1]	23	8	52	23
One Fiserv transformation program expenses [2]	187	—	329	—
Severance costs	40	14	113	29
Amortization of acquisition-related intangible assets [3]	315	341	626	672
Net gain on sale of assets [4]	—	—	(83)	—
Non wholly-owned entity activities [5]	6	9	15	29
Net gain on early debt extinguishment [6]	(130)	—	(130)	—
Tax impact of adjustments [7]	(86)	(73)	(180)	(147)
Incremental executive compensation [8]	—	—	—	52
Argentine Peso devaluation [9]	—	39	—	39
Adjusted net income	$982	$1,364	$1,940	$2,574

GAAP earnings per share attributable to Fiserv - diluted	$1.17	$1.86	$2.24	$3.36

Adjustments - net of income taxes:
Merger and integration costs [1]	0.03	0.01	0.08	0.03
One Fiserv transformation program expenses [2]	0.28	—	0.50	—
Severance costs	0.06	0.02	0.17	0.04
Amortization of acquisition-related intangible assets [3]	0.47	0.50	0.94	0.97
Net gain on sale of assets [4]	—	—	(0.13)	—
Non wholly-owned entity activities [5]	0.01	0.01	0.02	0.04
Net gain on early debt extinguishment [6]	(0.20)	—	(0.20)	—
Incremental executive compensation [8]	—	—	—	0.09
Argentine Peso devaluation [9]	—	0.07	—	0.07
Adjusted earnings per share	$1.84	$2.47	$3.63	$4.61

Change in GAAP earnings per share attributable to Fiserv	(37)%		(33)%
Change in adjusted earnings per share	(26)%		(21)%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs include $9 million and $21 million of third-party professional service fees and $12 million and $26 million of retention awards in the second quarter and first six months of 2026. Merger and integration costs include $3 million and $5 million of third-party professional service fees in the second quarter and first six months of 2025, as well as $11 million related to a legal settlement in the first six months of 2025.
2Represents costs associated with a multi-year transformation initiative focused on operational excellence enabled by artificial intelligence, including process reengineering and technology infrastructure modernization. This adjustment is primarily comprised of third-party fees and also includes $48 million and $89 million of incremental compensation expense in the

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second quarter and first six months of 2026, primarily associated with retention cash awards and restricted stock units granted to certain employees.
3Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 15 for an analysis of the company’s amortization expense.
4Represents a net gain on the sale-leaseback of certain facilities in the first six months of 2026.
5Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates.
6Represents a gain on early debt extinguishment in connection with the company’s June 2026 cash tender offer and open market repurchase of a portion of its outstanding 5.150% senior notes due March 2027 and 4.400% senior notes due July 2049. This adjustment also includes the release of $22 million, recorded within net interest expense in the consolidated statements of income, of unamortized losses originally recorded in accumulated other comprehensive loss associated with treasury lock agreements that had been designated as a cash flow hedge of the extinguished debt.
7The tax impact of adjustments is calculated using a tax rate of 19.5% in both the first six months of 2026 and 2025, which approximates the company’s anticipated annual effective tax rates.
8Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”) in 2025, comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s successor CEO appointed in 2025.
9The Argentine government announced economic policy changes, including the removal of certain currency controls, resulting in a significant devaluation of the Argentine Peso on April 14, 2025. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Company
Revenue	$5,292	$5,516	$10,319	$10,646
Adjustments:
Postage reimbursements	(329)	(320)	(681)	(661)
Adjusted revenue	$4,963	$5,196	$9,638	$9,985

Operating income	$1,015	$1,696	$1,933	$3,091
Adjustments:
Merger and integration costs	23	8	52	23
One Fiserv transformation program expenses	187	—	329	—
Severance costs	40	14	113	29
Amortization of acquisition-related intangible assets	315	341	626	672
Net gain on sale of assets	—	—	(83)	—
Incremental executive compensation	—	—	—	52
Adjusted operating income	$1,580	$2,059	$2,970	$3,867

Operating margin	19.2%	30.7%	18.7%	29.0%
Adjusted operating margin	31.8%	39.6%	30.8%	38.7%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,608	$2,644	$4,981	$5,016

Operating income	$781	$914	$1,407	$1,724

Operating margin	30.0%	34.6%	28.3%	34.4%

Financial Solutions (“Financial”) [1]
Revenue	$2,355	$2,552	$4,657	$4,969

Operating income	$912	$1,244	$1,789	$2,392

Operating margin	38.7%	48.7%	38.4%	48.1%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Corporate and Other
Revenue	$329	$320	$681	$661
Adjustments:
Postage reimbursements	(329)	(320)	(681)	(661)
Adjusted revenue	$—	$—	$—	$—

Operating loss	$(678)	$(462)	$(1,263)	$(1,025)
Adjustments:
Merger and integration costs	23	8	52	23
One Fiserv transformation program expenses	187	—	329	—
Severance costs	40	14	113	29
Amortization of acquisition-related intangible assets	315	341	626	672
Net gain on sale of assets	—	—	(83)	—
Incremental executive compensation	—	—	—	52
Adjusted operating loss	$(113)	$(99)	$(226)	$(249)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the reportable segment GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$1,203	$1,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,050	897
Amortization of acquisition-related intangible assets	626	673
Amortization of financing costs and debt discounts	25	22
Share-based compensation	235	215
Deferred income taxes	(170)	(215)
Net gain on sale of assets	(89)	(17)
Net gain on early debt extinguishment	(130)	—
(Income) loss from investments in unconsolidated affiliates	(15)	24
Originations of merchant cash advances, held for sale	(37)	—
Proceeds from repayments and sales of merchant cash advances, originally classified as held for sale	37	—
Distributions from unconsolidated affiliates	19	22
Non-cash foreign currency exchange losses	9	65
Other operating activities	4	(6)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	97	(280)
Prepaid expenses and other assets	(156)	(612)
Contract costs	(129)	(121)
Accounts payable and other liabilities	(466)	(272)
Contract liabilities	(31)	40
Net cash provided by operating activities	2,082	2,313

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(956)	(814)
Proceeds from sale of assets	187	—
Merchant cash advances, net	300	(539)
Payments for acquisition of businesses, net of cash acquired	—	(337)
Distributions from unconsolidated affiliates	8	13
Purchases of investments	(16)	(41)
Proceeds from sale of investments	15	474
Other investing activities	3	(19)
Net cash used in investing activities	(459)	(1,263)

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows (cont.)
(In millions, unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from financing activities
Debt proceeds	$2,097	$3,679
Debt repayments, including redemption and other costs	(2,762)	(2,360)
Net (repayments of) borrowings from commercial paper and short-term borrowings	(708)	1,925
Payments of debt financing costs	(2)	(5)
Proceeds from issuance of treasury stock	22	37
Purchases of treasury stock, including employee shares withheld for tax obligations	(393)	(4,642)
Settlement activity, net	(637)	200
Payment to acquire noncontrolling interest of consolidated subsidiary	—	(22)
Other financing activities	—	22
Net cash used in financing activities	(2,383)	(1,166)
Effect of exchange rate changes on cash and cash equivalents	(39)	92
Net change in cash and cash equivalents	(799)	(24)
Cash and cash equivalents, beginning balance	2,802	2,993
Cash and cash equivalents, ending balance	$2,003	$2,969

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$627	$798
Trade accounts receivable – net	3,909	3,981
Prepaid expenses and other current assets	3,077	3,396
Settlement assets	17,561	16,479
Assets held for sale	190	—
Total current assets	25,364	24,654

Property and equipment – net	3,328	3,084
Customer relationships – net	4,588	5,093
Other intangible assets – net	5,124	5,068
Goodwill	37,524	37,703
Contract costs – net	1,029	1,039
Investments in unconsolidated affiliates	1,031	1,046
Other long-term assets	2,898	2,446
Total assets	$80,886	$80,133

Liabilities and Equity
Accounts payable and other current liabilities	$4,707	$5,307
Short-term and current maturities of long-term debt	1,207	1,239
Contract liabilities	819	865
Settlement obligations	17,561	16,479
Liabilities associated with assets held for sale	13	—
Total current liabilities	24,307	23,890

Long-term debt	26,679	27,758
Deferred income taxes	1,589	1,478
Long-term contract liabilities	260	259
Other long-term liabilities	1,125	939
Total liabilities	53,960	54,324

Fiserv shareholders’ equity	26,904	25,792
Noncontrolling interests	22	17
Total equity	26,926	25,809
Total liabilities and equity	$80,886	$80,133

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue [1]	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change

Total Company
Adjusted revenue	$4,963	$5,196	(4)%	$9,638	$9,985	(3)%
Currency impact [2]	12	—		18	—
Acquisition adjustments	(19)	—		(83)	—
Organic revenue	$4,956	$5,196	(5)%	$9,573	$9,985	(4)%

Merchant
Adjusted revenue	$2,608	$2,644		$4,981	$5,016
Currency impact [2]	12	—		24	—
Acquisition adjustments	(6)	—		(53)	—
Organic revenue	$2,614	$2,644	(1)%	$4,952	$5,016	(1)%

Financial
Adjusted revenue	$2,355	$2,552		$4,657	$4,969
Currency impact [2]	—	—		(6)	—
Acquisition adjustments	(13)	—		(30)	—
Organic revenue	$2,342	$2,552	(8)%	$4,621	$4,969	(7)%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
The change in organic revenue is calculated using actual, unrounded amounts.
1The change in organic revenue is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and any dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to any dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Six Months Ended June 30,
	2026	2025

Net cash provided by operating activities	$2,082	$2,313
Capital expenditures	(956)	(814)
Adjustments:
Distributions from unconsolidated affiliates included in cash flows from investing activities	8	13
Severance, merger and integration payments	122	80
One Fiserv transformation program payments	159	—
Tax payments on adjustments	(55)	(16)
Other	—	(31)
Free cash flow	$1,360	$1,545

Total Amortization [1]	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Acquisition-related intangible assets	$315	$342	$626	$673
Capitalized software and other intangibles	220	188	429	364
Purchased software	52	51	105	103
Financing costs and debt discounts	13	11	25	22
Sales commissions	29	30	58	58
Deferred conversion costs	32	29	62	56
Total amortization	$661	$651	$1,305	$1,276

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2026, including organic revenue growth and adjusted earnings per share, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2026 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2026 GAAP Revenue	(1.5%) - (0.5%)
Postage reimbursements	0%
2026 Adjusted revenue	(1.5%) - (0.5%)

Currency impact	0%
Acquisition adjustments	(0.5%)
Divestiture adjustments	1%
2026 Organic revenue	(1%) - 0%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2026 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets and investments; net gains associated with early debt extinguishments; and certain discrete tax items.
The company estimates that amortization expense in 2026 with respect to acquired intangible assets will be relatively consistent with the amount incurred in 2025. Other adjustments to the company’s financial measures that were incurred for the three and six months ended June 30, 2026 and 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2026 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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